Exhibit 10(ii)

                                                    State of Texas                                                                       §
                                                                                                                                                         §      Know All Men by These Presents:
                                                    County of Val verde                                                         §

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this "Conveyance") is from ELM RIDGE EXPLORATION COMPANY, LLC, whose address is 12225 Greenville Avenue, Suite 950, Dallas, Texas 75243-9362, (hereinafter called “Assignor”) to PRE EXPLORATION, LLC., whose address is 5300 Bee Caves Road, Building 1, Suite 240, Austin, Texas 78746 (hereinafter called "Assignee").

ARTICLE I

Conveyance of Interests

Assignor, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto Assignee, its successors and assigns, effective as of the Effective Time, all of Assignor's right, title and interest in and to the following described properties and rights (collectively referred to as the "Properties"):

(a) The oil, gas and mineral leases and the leasehold estates created thereby, described in “Exhibit A" attached hereto (the "Leases") insofar as the Leases cover and relate to the land and depths described or referred to in “Exhibit A” (the "Lands"), together with all mineral, royalty, overriding royalty, reversionary, contractual leasehold and other similar rights, estates and interests in the Lands, and together with all the property and rights incident thereto, including all rights in any pooled acreage by virtue of the Lands being a part thereof, and all interests in any wells within the pool or unit associated with the Lands;

(b) All producing, nonproducing, shut-in uncompleted and/or abandoned oil and gas wells, salt water disposal wells, injection wells, and water wells located on the Lands or lands pooled or unitized therewith, and including all personal property, equipment, fixtures, compressors, pipelines, gathering, disposal, transportation, storage, marketing and treating facilities and other improvements located on, related to, appurtenant to or used or useful in connection with the Leases and Lands;

(c) To the extent transferrable by Assignor, all contracts and contractual rights and interests, including, without limitation, all agreements, operating agreements, production sales and purchase contracts, saltwater disposal agreements, surface leases, division and transfer orders, licenses and other contracts or agreements covering or affecting any or all of the interests described or referred to above;

Exhibit 10(ii)

      (d) All easements, rights-of-way, surface leases, fee estates, licenses, authorizations, permits, and similar rights and interests applicable to, or used or useful in connection with, any or all of the interests described or referred to above;

     (e) All 3D data, geophysical, seismic, geologic and other technical licenses, agreements, data, records, tapes, logs, maps and interpretations thereof owned or possessed by Assignor in connection with the above described interests;

     (f) All files, records, documentation and data of Assignor relating to (or evidencing) Assignor's ownership or rights in the Properties or other rights and interests described herein, including, but not limited to, lease files, land files, well files, production sales agreement files, division order files, title opinions and abstracts, governmental filings, production reports, seismic data, production logs, core sample reports and land maps.

TO HAVE AND TO HOLD the Properties unto Assignee, its successors and assigns forever. Assignor hereby binds itself and its successors and assigns to WARRANT AND DEFEND, all and singular, title to the Leases insofar as they cover the Lands against every person whomsoever lawfully claiming the same or any part thereof, by, through or under Assignor, but not otherwise. . Assignor also grants and transfers to Assignee and Assignee's successors or assigns, to the extent so transferable, the benefit of and the right to enforce the covenants and warranties, if any, which Assignor may enforce with respect to the Leases and Lands against Assignor's predecessors-in-title to the Leases and Lands.

ARTICLE II

Disclaimer of Warranty

THE EQUIPMENT AND PERSONAL PROPERTY IS ASSIGNED TO ASSIGNEE "AS IS AND WHERE IS" AND WITHOUT WARRANTY OF TITLE, EXPRESS OR IMPLIED. ASSIGNOR FURTHER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE CONDITION OF THE EQUIPMENT (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS); IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE THAT THE EQUIPMENT AND PERSONAL PROPERTY IS TRANSFERRED TO AND ACCEPTED BY ASSIGNEE IN ITS PRESENT CONDITION AND STATE OF REPAIR.

Exhibit 10(ii)

ARTICLE III

Miscellaneous

Related Agreements: This Assignment is made and accepted subject to all royalties, overriding royalties, production payments and other burdens on production, to the extent such items are of record in Val Verde County, Texas, in effect as of the date of this Assignment and are such that Assignee is charged with legal notice of them. Nothing in this Assignment shall, however, be deemed to ratify, revive or recognize any right, title or interest which is otherwise ineffective or unenforceable as of the date of this Assignment. This Assignment is further made in accordance with and is further subject to the terms of that certain Agreement for Purchase and Sale dated effective as of February 22, 2006, between Global Mineral Solutions, L.P. and Assignee, and that certain First Amendment to said Agreement dated August 24, 2007, and a Second Amendment to said Agreement (collectively referred to herein as the "Agreement") relating to the Lease.

Further Assurances:     Assignor covenants and agrees to execute and deliver to Assignee all such other and additional instruments and other documents and will do all such other acts and things as may be reasonably necessary to more fully transfer, evidence the transfer of, or otherwise assure to Assignee or its successors or assigns all of the respective properties, rights and interests herein and hereby granted, or intended so to be, including, without limitation, executing separate assignments of individual oil, gas and mineral leases or interests therein that are included in the interests and that are necessary to facilitate the recognition of Assignee's ownership of the sale interest in the Properties by all applicable governmental agencies and authorities.

Successors and Assigns:     All of the provisions hereof shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors or assigns. All references herein to either Assignor or Assignee shall be deemed to include their respective successors and assigns.

Counterparts: This Conveyance may be executed in any number of original counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one and the same instrument of conveyance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the date of their respective acknowledgments set forth below, to be effective, however, as of the 1st day of March, 2010.

ASSIGNOR:	ASSIGNEE:
Elm Ridge Exploration Company, LLC	PRE Exploration, LLC
By: /s/ James M. Clark	By: /s/Gilbert Burciaga

Exhibit 10(ii)

EXHIBIT A

Oil and Gas Lease dated March 24, 2005, a memorandum of which is recorded in Volume 960, Page 696, Official Public Records of Val Verde County, Texas, as amended by Agreement RE Oil and Gas Lease dated effective as of December 12, 2008, a memorandum of which is recorded in Volume 960, Page 696, Official Public Records of Val Verde County, Texas (“Lease 1”), by and between Carson Ranches Limited Partnership, as Lessor, and Global Mineral Solutions, L.P., as Lessee, covering those certain 9,989.20 acres of land in Val Verde County, Texas, more or less, and being more particularly described therein.

Oil and Gas Lease dated effective as of August 29, 2008, and Supplemental Agreement of even date, a memorandum of which is recorded in Volume ___, Page ___, Official Public Records of Val Verde County, Texas, as amended by Amendment of Oil and Gas Lease dated effective as of October 31, 2008, recorded in Volume ___, Page ___, Official Public Records of Val Verde County, Texas (“Lease 2”), by and between Carson Ranches Limited Partnership, as Lessor, and Global Mineral Solutions, L.P., as Lessee, covering those certain 3,352.10 acres of land in Val Verde County, Texas, more or less, and being more particularly described therein.

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